REPUBLIC NEW YORK Capital II


                                POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that the undersigned Administrative Trustee of Republic New York Capital II (the "Trust"), a Delaware statutory business trust, hereby constitutes and appoints each of Walter H. Weiner and William F. Rosenblum, Jr., his true and lawful attorney and agent, in the name and on behalf of the undersigned, with full power to act alone, to do any and all acts and things and execute any and all instruments which the said attorney and agent may deem necessary or advisable to enable the Trust to file a Registration Statement pursuant to the Securities Act of 1933 on Form S-4 to register (i) $206,186,000 principal amount of 7.53% Junior Subordinated Debentures due December 4, 2026 of Republic New York Corporation ("Republic"); (ii) $200,000,000 7.53% Capital Securities (the "Capital Securities") of the Trust; and (iii) a Guarantee of Republic with respect to the Capital Securities (the Junior Subordinated Debentures, Capital Securities and Guarantee herein collectively referred to as the "Securities"), in connection with an exchange offer of the Securities for substantially identical securities offered by Republic and the Trust pursuant to a Registration Agreement dated December 4, 1996, and to comply with the Securities Act of 1933, as amended, and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, including the power and authority to sign the name of the undersigned in his or her capacity as Director and/or Officer of Republic (including the power to affix the undersigned's signature in typed form as required by Rule 499(d)(2) of the Securities Act of 1933, as amended) to the Registration Statement to be filed with the Securities and Exchange Commission with respect thereto, to any and all amendments, including post-effective amendments, to the said Registration Statement and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto, HEREBY RATIFYING AND CONFIRMING all that the said attorneys and agents, or any of them, has done, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this       day
of January, 1997.

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